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                                                 Registration No. 333-

 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 1999.
========================================================================

                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                            ____________
                              FORM S-8
                       REGISTRATION STATEMENT
                               UNDER
                     THE SECURITIES ACT OF 1933
                            ____________
                     TRANS WORLD AIRLINES, INC.
       (Exact name of registrant as specified in its charter)


   DELAWARE                    4512                     43-1145889
(State or other         (Primary Standard            (I.R.S. Employer
jurisdiction of             Industrial              Identification No.)
incorporation or          Classification
 organization)             Code Number)
                         ONE CITY CENTRE
                        515 N. SIXTH STREET
                     ST. LOUIS, MISSOURI 63101
                           (314) 589-3000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices).


    TRANS WORLD AIRLINES, INC. KEY EMPLOYEE STOCK INCENTIVE PLAN
                      (Full title of the Plan)
                         KATHLEEN A. SOLED
             SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                     TRANS WORLD AIRLINES, INC.
                          ONE CITY CENTRE
                        515 N. SIXTH STREET
                     ST. LOUIS, MISSOURI 63101
                           (314) 589-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
                                                PROPOSED             PROPOSED
    TITLE OF                                    MAXIMUM              MAXIMUM
SECURITIES TO BE          AMOUNT TO BE      OFFERING PRICE          AGGREGATE              AMOUNT OF
   REGISTERED              REGISTERED          PER UNIT          OFFERING PRICE         REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
 Common Stock,             1,933,543           $5.00<F1>          $1,933,543<F1>            $2,688
 par value $.01            shares
 per share
--------------------------------------------------------------------------------------------------------

<F1> Estimated solely for the purpose of calculating the registration fee pursuant to the provisions of Rule 457(c) & (h)(i) under the Securities Act. Based on prices of the Common Stock on the American Stock Exchange Composite Tape as of June 17, 1999.

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        Pursuant to Instruction E of the General Instructions to Form
S-8 under the regulations of the Securities Act of 1933, as amended, the registrant hereby incorporates by reference the Company's Registration Statements on Forms S-8 (Reg. Nos. 333-01561 and 333-04787), as filed with the Commission on March 8, 1996 and November 7, 1997, by which the Company registered a total of 7,042,568 shares of Common Stock issuable upon exercise of options granted pursuant to the Plan.

ITEM 8. EXHIBITS.

        The following exhibits are filed as part of this Registration
Statement:

Exhibit
Number            Description
-------           -----------
23.1              Consent of KPMG LLP

24                Powers of Attorney


                                2


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                             SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-8 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF ST. LOUIS, STATE OF MISSOURI, ON JUNE 18, 1999.

               TRANS WORLD AIRLINES, INC.



               By:  /s/ Michael J. Palumbo
                    --------------------------------------------
                    Michael J. Palumbo, Executive Vice President
                    and Chief Financial Officer


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

          SIGNATURES                               TITLE                            DATE
          ----------                               -----                            ----
/s/ William F. Compton                 Director, President and Chief
--------------------------------       Executive Officer                        June 18, 1999
William F. Compton                     (Principal Executive Officer)


/s/ Michael J. Palumbo                 Executive Vice President and Chief
--------------------------------       Financial Officer (Principal             June 18, 1999
Michael J. Palumbo                     Financial Officer and Principal
                                       Accounting Officer)


         <F*>
--------------------------------
John W. Bachmann                       Director                                 June 18, 1999


         <F*>
--------------------------------
Eugene P. Conese                       Director                                 June 18, 1999


--------------------------------
Sherry L. Cooper                       Director                                 June 18, 1999


         <F*>
--------------------------------
Gerald L. Gitner                       Director                                 June 18, 1999


         <F*>
--------------------------------
Edgar M. House                         Director                                 June 18, 1999


         <F*>
--------------------------------
Thomas H. Jacobsen                     Director                                 June 18, 1999

                                3

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         <F*>
--------------------------------
Myron Kaplan                           Director                                 June 18, 1999


         <F*>
--------------------------------
David M. Kennedy                       Director                                 June 18, 1999


         <F*>
--------------------------------
Merrill A. McPeak                      Director                                 June 18, 1999


         <F*>
--------------------------------
Thomas F. Meagher                      Director                                 June 18, 1999



--------------------------------
William O'Driscoll                     Director                                 June 18, 1999


         <F*>
--------------------------------
Robert A. Pastore                      Director                                 June 18, 1999


         <F*>
--------------------------------
G. Joseph Reddington                   Director                                 June 18, 1999


         <F*>
--------------------------------
Blanche M. Touhill                     Director                                 June 18, 1999


<F*> Signed pursuant to Power of Attorney by:


/s/ Kathleen A. Soled
--------------------------------------
Kathleen A. Soled, as Attorney-In-Fact

                                4